Exhibit 99.3

RIOT PURCHASES 18 EH/S AND SECURES LONG-TERM SUPPLY OF HASH RATE FROM MICROBT

Riot Exercises Purchase Option on 18 EH/s of Latest Generation Immersion Miners from MicroBT, and Secures Additional Purchase Options Providing a Path to Exceed 100 EH/s

●	Riot places order for 18 EH/s of latest generation MicroBT Bitcoin miners, primarily consisting of the leading-edge M66S model, for $290.5 million
●	Riot secures purchase options for up to an additional 75 EH/s with a fixed price ceiling
●	Additional purchase options provide Riot with a path to achieve over 100 EH/s in self-mining capacity

CASTLE ROCK, CO. / Globe Newswire / December 4, 2023 / Riot Platforms, Inc. (NASDAQ: RIOT) (“Riot” or, the “Company”), an industry leader in Bitcoin (BTC) mining and data center hosting, announced today that it has executed a purchase option and updated its long-term purchase agreement (the “Agreement”) with MicroBT Electronics Technology Co., LTD, through its manufacturing subsidiaries, (“MicroBT”) a prominent manufacturer of Bitcoin miners. Under the purchase order, Riot will receive 66,560 latest generation miners from MicroBT, representing a total of 18 EH/s, in addition to the previously announced purchase of 33,280 miners.

The expected schedule for these two purchase orders is outlined below:

●	Q1 2024: Deployment of the previously announced purchase order of 33,280 MicroBT miners begins
●	H2 2024: Delivery and deployment begins for the new purchase order of 66,560 additional MicroBT miners
●	H2 2025: Deployment of miners under all current purchase order to be completed, Riot’s self-mining hash rate capacity to exceed 38 EH/s

The new order will primarily consist of MicroBT’s recently announced M66S, its most efficient miner, showcasing an efficiency rating of 18.5 Joules per terahash (“TH”). All miners in the order will be manufactured in the United States and purpose-built for immersion cooling. The total consideration under the Agreement is $290.5 million (exclusive of applicable taxes, fees and adjustments), equating to an average price for all miners of approximately $16/TH.

Purchase Order Summary
Model	# of Units	Hash rate (TH/s)	Efficiency (Joules/TH)
M56S++	3,724	230	22.0
M66	14,778	250	19.9
M66S	48,058	280	18.5
Total/Weighted Average	66,560	18 EH/s	19.0

Riot and MicroBT have also updated the Agreement to provide Riot with options to purchase up to a total of 265,000 additional miners from MicroBT, on the same terms as the new order. Assuming full exercise of Riot’s purchase options, the additional miners would add 75 EH/s to Riot’s self-mining capacity, to a potential total of greater than 100 EH/s.

“I’m excited to announce the largest order of hash rate in Riot’s history” said Jason Les, CEO of Riot. “This purchase order and updated Agreement ensures that we will continue to own and operate one of the largest and most efficient Bitcoin mining fleets in the world. The price of these future purchase options will not exceed our current order as announced today, giving Riot the ability to more effectively plan future capital requirements and providing protection from potentially higher market prices for miners in the future.

“Alongside Riot’s commitment for hash rate growth, we are actively building out the infrastructure at our Corsicana Facility, consistent with our long-standing, proven, vertically-integrated strategy. Riot is thrilled to further strengthen our relationship with MicroBT and to lay out our roadmap to reach and exceed 100 EH/s in the coming years.”

“MicroBT is proud to announce several significant updates to the long-term Agreement between us and Riot,” said Jordan Chen, COO of MicroBT. “We are grateful to Riot for the confidence and trust placed in MicroBT, and for the positive working relationship that has been built between our two companies. The entire team at MicroBT is looking forward to continuing to support Riot’s effort to become the world’s leading Bitcoin-driven infrastructure platform.”

About MicroBT

Founded in 2016, MicroBT is a technology company focused on the research, development, production and sales of integrated circuits and Bitcoin mining hardware under the “Whatsminer” brand (www.whatsminer.com). MicroBT has recently commenced its United States-based manufacturing operations of Bitcoin mining hardware.

About Riot Platforms, Inc.

Riot’s (NASDAQ: RIOT) vision is to be the world’s leading Bitcoin-driven infrastructure platform.

Our mission is to positively impact the sectors, networks, and communities that we touch. We believe that the combination of an innovative spirit and strong community partnership allows the Company to achieve best-in-class execution and create successful outcomes.

Riot is a Bitcoin mining and digital infrastructure company focused on a vertically integrated strategy. The Company has data center hosting operations in central Texas, Bitcoin mining operations in central Texas, and electrical switchgear engineering and fabrication operations in Denver, Colorado.

For more information, visit www.riotplatforms.com.

Safe Harbor

Statements in this press release that are not historical facts are forward-looking statements that reflect management’s current expectations, assumptions, and estimates of future performance and economic conditions. Such statements rely on the safe harbor provisions of Section 27A of the Securities Act of 1933 and Section 21E of the Securities Exchange Act of 1934. Because such statements are subject to risks and uncertainties, actual results may differ materially from those expressed or implied by such forward-looking statements. Words such as “anticipates,” “believes,” “plans,” “expects,” “intends,” “will,” “potential,” “hope,” and similar expressions are intended to identify forward-looking statements. These forward-looking statements may include, but are not limited to, statements about the benefits of acquisitions, including financial and operating results, and the Company’s plans, objectives, expectations, and intentions. Among the risks and uncertainties that could cause actual results to differ from those expressed in forward-looking statements include, but are not limited to: unaudited estimates of Bitcoin production; our future hash rate growth (EH/s); the anticipated benefits, construction schedule, and costs associated with the Navarro site expansion; our expected schedule of new miner deliveries; the manufacturer’s stated efficiency rating of new miners as opposed to the actual miner performance achieved of such miners may vary significantly; the impact of weather events on our operations and results; our ability to successfully deploy new miners; the variance in our mining pool rewards may negatively impact our results of Bitcoin production; M.W. capacity under development; we may not be able to realize the anticipated benefits from immersion-cooling; the integration of acquired businesses may not be successful, or such integration may take longer or be more difficult, time-consuming or costly to accomplish than anticipated; failure to otherwise realize anticipated efficiencies and strategic and financial benefits from our acquisitions; and the impact of COVID-19 on us, our customers, or on our suppliers in connection with our estimated timelines. Detailed information regarding the factors identified by the Company’s management which they believe may cause actual results to differ materially from those expressed or implied by such forward-looking statements in this press release may be found in the Company’s filings with the U.S. Securities and Exchange Commission (the “SEC”), including the risks, uncertainties and other factors discussed under the sections entitled “Risk Factors” and “Cautionary Note Regarding Forward-Looking Statements” of the Company’s Annual Report on Form 10-K for the fiscal year ended December 31, 2022, and the other filings the Company makes with the SEC, copies of which may be obtained from the SEC’s website, www.sec.gov. All forward-looking statements included in this press release are made only as of the date of this press release, and the Company disclaims any intention or obligation to update or revise any such forward-looking statements to reflect events or circumstances that subsequently occur, or of which the Company hereafter becomes aware, except as required by law. Persons reading this press release are cautioned not to place undue reliance on such forward-looking statements.

Investor Contact:
Phil McPherson
303-794-2000 ext. 110

IR@Riot.Inc

Media Contact:
Alexis Brock
303-794-2000 ext. 118

PR@Riot.Inc